EXHIBIT 99.1

                            The Durkin Company, Inc.
          Full Service Appraisers, Litigation, and Probate Consultants

                        229 Lewis Wharf, Boston, MA 02110
                     (617) 720-0332 Facsimile (617) 720-0274



February 5, 1998

Richard Power
Bernard Rubin, MD
Steven Shulman
The Fairness Committee
Terrace Holdings, Inc.
C/o Latona Associates
Liberty Lane
Hampton, NJ 03842

Re: Valuation of The Lasko Companies, Inc., Lasko Family Kosher Tours, Inc., A&E Management Corp., Employment Agreement and Warrants to Purchase Terrace Holdings, Inc., Stock


Dear Mr. Power, Dr. Rubin and Mr. Shulman:

The Durkin Company ("Durkin") was retained to estimate the fair market value of a 100% interest in each of the entities: The Lasko Companies, Inc., The Lasko Family Kosher Tours, Inc., and the A&E Management Corp., as of December 31, 1997. Durkin was also asked to estimate the value of the employment agreement between Dr. Samuel Lasko and Terrace Holdings, Inc., and the value of warrants owned by Dr. Lasko.

The purpose of this appraisal is to provide information for use in negotiating the sale of The Lasko Companies, Inc., A&E Management Corp., and The Lasko Family Kosher Tours, Inc., to Dr. Samuel Lasko.

For the purpose of this appraisal, fair market value is defined as the "price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell both having full knowledge of the relevant facts and both seeking to optimize their economic interests."

The Lasko Family Kosher Tours, Inc., is the successor company to the Bon Adventure Kosher Tours, Inc., founded by Dr. Lasko in 1989. The company offers Passover vacations at hotels in Florida and New York. A&E Management Corp., was founded by Dr. Lasko in 1993; the company manages a restaurant and catering service at the Club at Emerald Hills. The Lasko Companies, Inc., operates a restaurant that it started in 1995; it offers an upscale kosher cuisine to people in South Florida.

This appraisal report was performed in accordance with the Uniform Standards of Appraisal Practice as set forth by the Appraisal Foundation.

Richard Power                                                   February 5, 1998
Bernard Rubin, MD
Steven Shulman
Page 2


Durkin considered several approaches in the process of estimating the fair market value of the above named entities. The report contains a complete discussion of each approach. The asset approach was considered to be the most appropriate for The Lasko Companies, Inc., and A&E Management Corp. The income approach was selected as being the most appropriate method for The Lasko Family Kosher Tours, Inc. Durkin estimated that the liquidation value of A&E Management Corp., was $22,000 and the liquidation value of The Lasko Companies was $88,000 as of December 31, 1997. Durkin capitalized a weighted average of the cash flows of The Lasko Family Kosher Tours. A "key person" discount was applied to this value. Based upon the results of the above analysis and other relevant factors, the fair market value of The Lasko Family Kosher Tours was $553,000 as of December 31, 1997.

Durkin estimated that the value of the employment agreement between Dr. Lasko and Terrace Holdings, Inc., was $417,807 and the value of the 375,000 warrants is $515,625.

The valuation report was prepared solely for the purposes discussed above and it may not be used for any other purposes.

The attached report and exhibits fully describe the analytic procedures and conclusions reached during this appraisal. The opinion of the value expressed in this letter can be understood only after reading the attached report and being familiar with the assumptions, limitations, and sources of information. An appraisal certification, statement of assumptions and limiting conditions, and the qualifications of the principal appraiser are attached to this report and form integral parts of the report.


Very truly yours,

THE DURKIN COMPANY


/s/ Jerrold P. Katz
--------------------------------------
Jerrold P. Katz, Ph.D., A.S.A., C.B.A.

cc:      Gerald Fishman, Esq.
         Samuel Lasko







       The Durkin Company - 229 Lewis Wharf - Boston, Massachusetts 02110
                    Tel (617) 720 0332 -- Fax (617) 720 0274

                            The Durkin Company, Inc.
          Full Service Appraisers, Litigation, and Probate Consultants
                  229 Lewis Wharf, Boston, Massachusetts 02110
              Telephone (617) 720-0332 - Facsimile (617) 720-0274




Roger P. Durkin,                               Jerrold P. Katz, Ph.D., ASA, CBAA
M.S., ASA                                                 Kenneth T. James, CPAA
Alice M. Berkeley,                                         Robert C. Godwin, MAI
GG, ASA                                                        James Banyas, Jr.
George J. Hanna,




July 20, 1998

Richard Power
Bernard Rubin, MD
Steven Shulman
The Fairness Committee
Board of Directors
Terrace Holdings, Inc.
C/o Latona Associates
Liberty Lake,
Hampton, NH

Dear Members of the Fairness Committee and Members of the Board of Directors:

It is our understanding that Terrace Holdings, Inc. ("THI"), a Delaware corporation owned 100% of The Lasko Companies, Inc. ("TLC"), A & E Management Corporation ("A&E"), and The Lasko Family Kosher Tours, Inc. ("Lasko"). Dr. Samuel Lasko was the founder of THI and most recently Dr. Lasko was president of THI. Under an agreement between THI and Dr. Samuel Lasko, Dr. Lasko had the option to reacquire the above three entities from THI. The agreement specified that the option price was to be the fair market value of the entities as set forth by an outside independent appraiser.

Dr. Lasko decided to exercise this option and he acquired the entities A & E and Lasko from THI who was also interested in selling these businesses. Dr. Lasko acquired Lasko and A&E from THI at a price of $575,000 which was the appraised value of these two entities as of December 31, 1997.

In addition to other holdings, Dr. Lasko owned 375,000 warrants which allowed him to acquire THI common stock at a price of $1.1875 per share at anytime between now and August 31, 2000. Dr. Lasko also had an employment agreement with THI for the period September 1, 1995 through August 31, 2000. Dr. Lasko received an annual salary of $95,000 for the first two years of the agreement, and
$125,000, $150,000 and $175,000 for the third, fourth and fifth years respectively. In addition Dr. Lasko was entitled to receive a variety of fringe benefits which included health and group life insurance, automobile, etc.





    The Durkin Company, INC. - 229 Lewis wharf - Boston, Massachusetts 02112
                 Telephone 617 720 0332 - Facsimile 617 720 0274

Terrace Holdings, Inc.
July 20, 1998
Page 2


Dr. Lasko purchased Lasko and A&E by exchanging some of his warrants and his employment agreement with THI in return for the two entities. The transaction was as follows:

          Dr. Lasko surrendered his employment
                    agreement with THI which was
                    valued at                                       $417,807
          Dr Lasko returned 114,322 warrants which
                    were valued at  $1.375 per warrant               157,193
                                                                    --------
          Total Value of Securities and Employment
                    Contract                                        $575,000
                                                                    ========

You have asked The Durkin Company, Inc. ("Durkin") for its opinion as to the fairness from a financial point of view of the consideration received by the holders of THI stock. Durkin appraises all types of businesses and their securities on a regular basis. Our services are used as part of negotiations for mergers and acquisitions, buy-sell agreements, estate and gift tax purposes and for other corporate purposes. Members of our staff have testified in court with respect to our findings and opinions.

In rendering our opinion, Durkin analyzed and relied on, with your consent, a variety of financial reports and other relevant material. We:

         Analyzed the business history of THI and of Lasko and A&E.

         Reviewed audited financial statements of THI and internally prepared financial reports concerning the operations of Lasko and A&E.

         Reviewed information on publicly traded comparable companies.

         Held discussions with members of management with respect to the companies' operations, current products, future prospects and opportunities.

         Reviewed the historical and current prices of the warrants.

         Conducted other financial analysis, studies and investigations as deemed appropriate.

We made extensive use of the valuation report, prepared by Durkin, on the fair market value of Lasko, A& E and TLC and on the fair market value of Dr. Lasko's employment agreement and the stock-warrants. According to the appraisal report prepared by Durkin, the fair market value, as of December 31, 1997, of each of the entities being acquired by Dr. Lasko was:

          A & E Management Corporation                               $22,000
          Lasko Family Kosher Tours                                  553,000
                                                                    --------
          Fair Market Value as of 12/31/1997                        $575,000
                                                                    ========





    The Durkin Company, INC. - 229 Lewis wharf - Boston, Massachusetts 02112
                 Telephone 617 720 0332 - Facsimile 617 720 0274

Terrace Holdings, Inc.
July 20, 1998
Page 3


The appraisal report also indicates that the fair market value of Dr. Lasko's employment agreement and the warrants, as of December 31, 1997, were as follows:


          Dr. Lasko's Employment Agreement                          $417,807
          375,000 warrants @ $1.375/warrant                          515,625
                                                                    --------
          Fair Market Value as of 12/31/97                          $933,432
                                                                    ========

In connection with our review, we have not independently verified the accuracy and completeness of the foregoing information that was provided to us by management and other sources. Our opinion is rendered on the basis of market conditions prevailing as of the end of 1997 and on the conditions and prospects, financial and otherwise, of THI, Lasko and A&E known to us as of the end of 1997.

The opinions being given to the Fairness Committee and to the Board of Directors are intended solely for use in connection with the sale of Lasko and A&E to Dr. Samuel Lasko by THI. The results of our analysis and this opinion of fairness may not be used in any manner or for any other purpose without the written consent of Durkin except that THI may reproduce this written opinion in its entirety for filing with the Securities and Exchange Commission ("SEC") or to disseminate to its shareholders.

Based upon our analysis of this transaction, subject to the foregoing, it is our opinion that the price paid by Dr. Samuel Lasko, $575,000, for Lasko and A&E is fair to the shareholders of THI from a financial point of view and that the value of the warrants surrendered by Dr. Lasko and the value of the employment agreement also surrendered by Dr. Lasko totaled $575,000. In summary, it is our opinion that the entire transaction was fair from a financial point of view to THI and its shareholders.

Durkin appreciates the opportunity to be of service to you. Please feel free to call me at (617) 720-0332 if you have any questions.


Very truly yours,

THE DURKIN COMPANY, INC.

/s/ Jerrold P. Katz

Jerrold P. Katz, Ph.D, ASA, CBA, CFE
Vice President

CC:  Gerald Fishman, Esq.

JPK/eh




    The Durkin Company, INC. - 229 Lewis wharf - Boston, Massachusetts 02112
                 Telephone 617 720 0332 - Facsimile 617 720 0274

                           The Durkin Company, Inc.
          Full Service Appraisers, Litigation, and Probate Consultants
                  229 Lewis Wharf, Boston, Massachusetts 02110
              Telephone (617) 720-0332 - Facsimile (617) 720-0274




Roger P. Durkin,                               Jerrold P. Katz, Ph.D., ASA, CBAA
M.S., ASA                                                 Kenneth T. James, CPAA
Alice M. Berkeley,                                         Robert C. Godwin, MAI
GG, ASA                                                        James Banyas, Jr.
George J. Hanna,






July 29, 1998

Richard Power
Bernard Rubin, MD
Steven Shulman
The Fairness Committee
Terrace Holdings, Inc.
C/o Latona Associates
Liberty Lane
Hampton, NJ 03842

Re: Valuation of The Lasko Companies, Inc., Lasko Family Kosher Tours, Inc., A&E Management Corp., Employment Agreement and Warrants to Purchase Terrace Holdings, Inc., Stock

Dear Mr. Power, Dr. Rubin and Mr. Shulman:

This letter corrects an error regarding the value of THI warrants that was included in our earlier letter dated February 5, 1998 and addressed to Richard Power, Bernard Rubin MD., and Steven Shulman. This letter should be substituted for the prior letter. The report has also been changed to reflect the new value for the warrants (See pages 7 and 42).

The Durkin Company ("Durkin") was retained to estimate the fair market value of a 100% interest in each of the entities: The Lasko Companies, Inc., The Lasko Family Kosher Tours, Inc., and the A&E Management Corp., as of December 31, 1997. Durkin was also asked to estimate the value of the employment agreement between Dr. Samuel Lasko and Terrace Holdings, Inc., and the value of warrants owned by Dr. Lasko.

The purpose of this appraisal is to provide information for use in negotiating the sale of The Lasko Companies, Inc., A&E Management Corp., and The Lasko Family Kosher Tours, Inc., to Dr. Samuel Lasko.

For the purpose of this appraisal, fair market value is defined as the "price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell both having full knowledge of the relevant facts and both seeking to optimize their economic interests."

The Lasko Family Kosher Tours, Inc., is the successor company to the Bon Adventure Kosher Tours, Inc., founded by Dr. Lasko in 1989. The company offers Passover vacations at hotels in Florida and New York. A&E Management Corp., was founded by Dr. Lasko in 1993; the company manages a restaurant and catering service at the Club at Emerald Hills. The Lasko Companies, Inc. operates a restaurant that it started in 1995; it offers an upscale kosher cuisine to people in South Florida.

Terrace Holdings, Inc.
July 29, 1998
Page 2


This appraisal report was performed in accordance with the Uniform Standards of Appraisal Practice as set forth by the Appraisal Foundation.

Durkin considered several approaches in the process of estimating the fair market value of the above named entities. The report contains a complete discussion of each approach. The asset approach was considered to be the most appropriate for The Lasko Companies, Inc., and A&E Management Corp. The income approach was selected as being the most appropriate method for The Lasko Family Kosher Tours, Inc. Durkin estimated that the liquidation value of A&E Management Corp., was $22,000 and the liquidation value of The Lasko Companies was $88,000 as of December 31, 1997. Durkin capitalized a weighted average of the cash flows of The Lasko Family Kosher Tours. A "key person" discount was applied to this value. Based upon the results of the above analysis and other relevant factors, the fair market value of The Lasko Family Kosher Tours was $553,000 as of December 31, 1997.

In the original analysis Durkin assumed that the 375,000 warrants owned by Dr. Lasko were the same as the publicly traded warrants. Durkin has since learned that these warrants were not registered and that Dr. Lasko could not use them to purchase THI stock that was immediately saleable. Accordingly, the value of 375,000 warrants should reflect a discount for lack of marketability. After applying a discount for lack of marketability the value of the 375,000 warrants is $365,859.40. This is based upon a value of $.976 per warrant. Durkin estimated that the value of the employment agreement between Dr. Lasko and Terrace Holdings was $417,807.

The valuation report was prepared solely for the purposes discussed above and it may not be used for any other purposes.

The attached report and exhibits fully describe the analytic procedures and conclusions reached during this appraisal. The opinion of the value expressed in this letter can be understood only after reading the attached report and being familiar with the assumptions, limitations, and sources of information. An appraisal certification, statement of assumptions and limiting conditions, and the qualifications of the principal appraiser are attached to this report and form integral parts of the report.

Very truly yours,


THE DURKIN COMPANY

/s/ Jerrold P. Katz

Jerrold P. Katz, Ph.D., A.S.A., C.B.A.
cc:      Gerald Fishman, Esq.
         Samuel Lasko


       THE DURKIN COMPANY - 229 LEWIS WHARF - BOSTON, MASSACHUSETTS 02110
                     TEL (617) 720 0332 - FAX (617) 720 0274

Roger P. Durkin,                               Jerrold P. Katz, Ph.D., ASA, CBAA
M.S., ASA                                                 Kenneth T. James, CPAA
Alice M. Berkeley,                                         Robert C. Godwin, MAI
GG, ASA                                                        James Banyas, Jr.





July 29, 1998

Richard Power
Bernard Rubin, MD
Steven Shulman
The Fairness Committee
Board of Directors
Terrace Holdings, Inc.
C/o Latona Associates
Liberty Lake,
Hampton, NH


Dear Members of the Fairness Committee and Members of the Board of Directors:

Based upon information provided to us, The Durkin Company, Inc. ("Durkin") assumed that the Terrace Holdings, Inc. ("THI") warrants owned by Dr. Lasko were publicly tradable and Durkin relied on the price at which THI warrants were being traded in order to estimate the value of the warrants owned by Dr. Lasko. We were subsequently informed that the warrants owned by Dr. Lasko were not publicly tradable. Accordingly, we have made some changes in our analysis and are providing this letter which is to replace our prior letter the Fairness Committee dated July 20, 1998.

It is our understanding that Terrace Holdings, Inc. ("THI"), a Delaware corporation owned 100% of The Lasko Companies, Inc. ("TLC"), A & E Management Corporation (A&E"), and The Lasko Family Kosher Tours, Inc. ("Lasko"). Dr. Samuel Lasko was the founder of THI and most recently Dr. Lasko was president of THI. Under an agreement between THI and Dr. Samuel Lasko, Dr. Lasko had the option to reacquire the above three entities from THI. The agreement specified that the option price was to be the fair market value of the entities as set forth by an outside independent appraiser.

Dr. Lasko decided to exercise this option and he acquired the entities A & E and Lasko from THI who was also interested in selling these businesses. Dr. Lasko acquired Lasko and A&E from THI at a price of $575,000 which was the appraised value of these two entities as of December 31, 1997.

Dr. Lasko had an employment agreement with THI for the period September 1, 1995 through August 31, 2000. Dr. Lasko received an annual salary of $95,000 for the first two years of the agreement, and $125,000, $150,000 and $175,000 for the third, fourth and fifth years respectively. In addition Dr. Lasko was entitled to receive a variety of fringe benefits which included health and group life insurance, automobile, etc.

Terrace Holdings, Inc.
July 29, 1998
Page 2



Dr. Lasko purchased Lasko and A&E by issuing a promissory note in the principal amount of $159,000 with interest at 8% and payable in three annual installments commencing on or before April 30, 1999 and by surrendering his employment agreement with THI in return for the two entities. The transaction was as follows:

                  Dr. Lasko surrendered his employment
                           agreement with THI which
                           was value at                          $417,807
                  Dr. Lasko issued a promissory note in
                           the amount of                          159,000
                                                                 --------
                  Total Value of Promissory Note and
                           Employment Contract                   $576,807
                                                                 ========

Dr. Lasko had initially exchanged 114,322 warrants for the purchase of THI stock but there was an error in the value of the warrants due to mistaken information. Dr. Lasko withdrew these warrants and substituted the promissory note in the amount of $159,000.

You have asked The Durkin Company, Inc. ("Durkin") for its opinion as to the fairness from a financial point of view of the consideration received by the holders of THI stock. Durkin appraises all types of businesses and their securities on a regular basis. Our services are used as part of negotiations for mergers and acquisitions, buy-sell agreements, estate and gift tax purposes and for other corporate purposes. Members of our staff have testified in court with respect to our findings and opinions.

In rendering our opinion, Durkin analyzed and relied on, with your consent, a variety of financial reports and other relevant material. We:

         o        Analyzed the business history of THI and of Lasko and A&E.

         o Reviewed audited financial statements of THI and internally prepared financial reports concerning the operations of Lasko and A&E.

         o        Reviewed information on publicly traded comparable companies.

         o Held discussions with members of management with respect to the companies' operations, current products, future prospects and opportunities.

         o        Reviewed the historical and current prices of the warrants.

         o Conducted other financial analysis, studies and investigations as deemed appropriate.

We made extensive use of the valuation report, prepared by Durkin, on the fair market value of Lasko, A&E and TLC and on the fair market value of Dr. Lasko's

Terrace Holdings, Inc.
July 29, 1998
Page 3


employment agreement. According to the appraisal report prepared by Durkin, the fair market value, as of December 31, 1997, of each of the entities being acquired by Dr. Lasko was:


                  A & E Management Corporation                 $ 22,000
                  Lasko Family Kosher Tours                     553,000
                                                                -------
                  Fair Market Value as of 12/31/1997           $575,000
                                                                =======


The appraisal report also indicates that the fair market value of Dr. Lasko's employment agreement was $417,807, as of December 31, 1997.

In connection with our review, we have not independently verified the accuracy and completeness of the foregoing information that was provided to us by management and other sources. Our opinion is rendered on the basis of market conditions prevailing as of the end of 1997 and on the conditions and prospects, financial and otherwise, of THI, Lasko and A&E known to us as of the end of 1997.

The opinions being given to the Fairness Committee and to the Board of Directors are intended solely for use in connection with the sale of Lasko and A&E to Dr. Samuel Lasko by THI. The results of our analysis and this opinion of fairness may not be used in any manner or for any other purpose without the written consent of Durkin except that THI may reproduce this written opinion in its entirety for filing with the Securities and Exchange Commission ("SEC") or to disseminate to its shareholders.

Based upon our analysis of this transaction, subject to the foregoing, it is our opinion that the price paid by Dr. Samuel Lasko, $576,807, for Lasko and A&E is fair to the shareholders of THI from a financial point of view and that the value of the employment agreement surrendered by Dr. Lasko and the promissory note totaled $576,807. In summary, it is our opinion that the entire transaction was fair from a financial point of view to THI and its shareholders.

Durkin appreciates the opportunity to be of service to you. Please free to call me at (617) 720-0332 if you have any questions.



Very truly yours,

THE DURKIN COMPANY, INC.

/s/ Jerrold P. Katz

Jerrold P. Katz, Ph.D, ASA, CBA, CFE
Vice President

CC:      Gerald Fishman, Esq.


    The Durkin Company, INC. - 229 Lewis wharf - Boston, Massachusetts 02112
                 Telephone 617 720 0332 - Facsimile 617 720 0274